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                                                             EXHIBIT 10(cxxviii)


                                 AMENDMENT NO. 1
                    TO THE HAMILTON BEACH/PROCTOR-SILEX, INC.
                              UNFUNDED BENEFIT PLAN
            (AS AMENDED AND RESTATED EFFECTIVE AS OF OCTOBER 1, 2001)

         Hamilton Beach/Proctor-Silex, Inc. hereby adopts this Amendment No. 1 to The Hamilton Beach/Proctor-Silex, Inc. Unfunded Benefit Plan (As Amended and Restated Effective October 1, 2001) (the "Plan"), to be effective as of January 1, 2002. Words used herein with initial capital letters which are defined in the Plan are used herein as so defined.

                                    SECTION 1

         Section 3.3(a) of the Plan is hereby amended in its entirety to read as follows:

         "(a) Amount of Excess 401(k) Benefits. Each 401(k) Employee who is a Participant, may, prior to the first day of any Plan Year, by completing an approved deferral election form direct the Company to reduce his Compensation for such Plan Year by the difference between (i) a specified percentage, in 1% increments, with a maximum of 25%, of his Compensation for the Plan Year, and
(ii) the maximum before-Tax Contributions actually permitted to be contributed for him to the Savings Plan for such Plan Year by reason of the application of the limitations imposed under Sections 402(g), 401(a)(17), or 401(k)(3) of the Code (which amounts shall be referred to as the "Excess 401(k) Benefits")."

         EXECUTED this 21st day of December, 2001.


                                    HAMILTON BEACH/PROCTOR-SILEX, INC.


                                                 By: /s/ Charles A. Bittenbender
                                                     ---------------------------
                                                 Title: Assistant Secretary